UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2006

BIOSITE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9975 Summers Ridge Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 805-2000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 3, 2006, we entered into a Transition Agreement with Thomas M. Watlington, our executive vice president and chief operating officer.  The Transition Agreement, which is retroactively effective to January 25, 2006, sets forth the terms and conditions of Mr. Watlington’s continuing employment and subsequent transition from employment with us.  A copy of the Transition Agreement is attached as Exhibit 10.48 hereto and is hereby incorporated by reference into this Item 1.01.

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Transition Agreement described in Item 1.01 above, Mr. Watlington’s resignation as our executive vice president and chief operating officer will occur automatically on March 31, 2006, or on such earlier date as Mr. Watlington’s continuing employment with us terminates in accordance with the provisions of the Transition Agreement.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.48	Transition Agreement effective January 25, 2006 between Biosite Incorporated and Thomas M. Watlington.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: March 6, 2006	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Senior Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.48	Transition Agreement effective January 25, 2006 between Biosite Incorporated and Thomas M. Watlington.